MONDAY, SEPTEMBER 29, 2003


COMPANY PRESS RELEASE
ACI TELECENTRICS ANNOUNCES FORM 15 FILING


MINNEAPOLIS, MN - SEPTEMBER 29, 2003 - ACI TELECENTRICS INCORPORATED (OTCBB:
ACIT - News) is announcing the filing of a Form 15 with the Securities and Exchange Commission (SEC) to terminate registration of ACI's common stock under the Securities Exchange Act of 1934

Upon the filing of the Form 15, the obligations of ACI to file with the SEC certain reports and forms, including 10-K, 10-Q and 8-K ceased. Upon the final effective date of the Form 15, which is anticipated to be within 90 days of filing, the obligations of ACI to file proxy statements with the SEC will cease and ACI's common stock will no longer be eligible for quotation on the OTC Bulletin Board. We are currently looking at strategic alternatives for the holders of ACI stock.

Upon careful consideration, ACI's Board of Directors determined to take action to deregister ACI's common stock under the Securities and Exchange Act of 1934. The Board of Directors concluded that the advantages of being a reporting company do not offset the costs and administrative burdens associated with the SEC reporting requirements. The Board of Directors cited the following reasons:

1. Lack of liquidity of Micro-cap stocks
The principal executives of the company own about 72% of all the outstanding shares in ACI. There are only 1.4 million shares (out of approximately 5.8 million total shares in the company) in the hands of public shareholders. Recent financial performance, the lack of analyst coverage and lack of sufficient float have resulted in very little liquidity for shareholders.

2. Relief from Public Filing and Increasing Regulation
Due to increasing regulation over registered companies by the SEC, Congress and state Attorneys General, there is a rapidly increasing amount of reporting required in order to remain compliant with the myriad of laws governing registered companies. We will need significantly more man-hours in our accounting department in order to insure compliance. We feel this resource is much better spent in getting even greater and timelier information to our staff, so that we can react more quickly to changes in our business. By becoming a non-filing company, ACI's top management and accounting staff will not be distracted with public filings and compliance issues, and can devote more time to improving financial reporting and internal processes within our business.


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3. Increasing Costs
The costs to remain a reporting company are relatively high now, and we predict that will increase significantly over the next couple of years. It currently costs ACI about $150,000 per year to remain a registered company. These costs come from filing fees, investor relations costs, Director & Officer liability insurance, and the extra costs for outside attorneys and accountants to work on our public filings. The $150,000 number does not include the soft costs, in time and money, of having the top management and accounting staff work on registered company issues. We anticipate that our cost to remain a public company will increase dramatically due to the cost of Sarbanes-Oxley compliance, including additional attorney and accounting fees, and the rising cost of D&O insurance.

We believe that this privatization is in the best interests of the shareholders of ACI, because it is in the financial best interests of the organization. By decreasing the expenses of the company, and decreasing the distractions to management and our accounting department that occur due to our being a filing entity, the company will be much better off.



ACI TELECENTRICS, INC. IS A CUSTOMER CONTACT FIRM PROVIDING INBOUND, OUTBOUND AND WEB-BASED CUSTOMER SERVICING CAPABILITIES TO THE TELECOMMUNICATIONS, FINANCIAL SERVICES, AND OTHER INDUSTRIES THROUGH OFFICES IN THE MIDWEST UNITED STATES AND QUEBEC, CANADA. THE COMPANY IS CURRENTLY TRADED ON THE OVER THE COUNTER MARKETS OF THE NATIONAL ASSOCIATION OF SECURITIES DEALER'S ELECTRONIC BULLETIN BOARD UNDER THE SYMBOL: ACIT.OB.

FORWARD-LOOKING STATEMENTS:
CERTAIN MATTERS DISCUSSED WITHIN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH MANAGEMENT OF ACI TELECENTRICS INC. BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE INCLUDED BUT ARE NOT LIMITED TO THOSE LISTED IN THE ACI TELECENTRICS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002, UNDER THE CAPTION "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

Contact:
ACI Telecentrics Inc.
RICK DIAMOND, CEO
GARY COHEN, PRESIDENT
NORB NICPON, CFO
RUSS JACKSON, CONTROLLER
612/928-4700